UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Dynegy Inc.

(Name of Registrant as Specified in its Charter)

Seneca Capital International Master Fund, L.P.

Seneca Capital, L.P.

Seneca Capital Investments, L.P.

Seneca Capital Investments, LLC

Seneca Capital International GP, LLC

Seneca Capital Advisors, LLC

Douglas A. Hirsch

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

SAVING DYNEGY: VOTING AGAINST ADJOURNMENT

NEW YORK, November 16 – Seneca Capital, one of the largest holders of Dynegy Inc. (NYSE: DYN) equity with a 12% economic interest (including 9.3% voting common stock), is writing to urge shareholders to VOTE AGAINST ADJOURNMENT of the special meeting. Seneca believes voting AGAINST ADJOURNMENT does not prevent the Board from postponing the vote it only prevents the special meeting from dragging on for a potentially unclear period of time. Seneca believes voting AGAINST ADJOURNMENT increases optionality for shareholders and voting for adjournment gives that optionality to Blackstone with no compensation to shareholders for that incremental value. Seneca believes $5.00 per share is the WRONG PRICE at the WRONG TIME for the WRONG REASONS.

Contact:

for Seneca Capital

Lisa Wolford, Robinson Lerer & Montgomery, 646-805-2014

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (together with each of the foregoing, “Seneca Capital”) have jointly made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies against a proposed acquisition of Dynegy Inc. (“Dynegy”) by Denali Parent Inc. and Denali Merger Sub Inc., which will be voted on at a meeting of Dynegy’s stockholders.

SENECA CAPITAL ADVISES ALL STOCKHOLDERS OF DYNEGY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, GEORGESON, INC., BY CALLING (888) 877-5373.

Each of Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (the “Participants”) is a participant in this solicitation. Douglas A. Hirsch is the managing member of each of Seneca Capital Investments, LLC, Seneca Capital International GP, LLC and Seneca Capital Advisors, LLC. The principal occupation of Mr. Hirsch is investment management. Seneca Capital Investments, LLC is the general partner of Seneca Capital Investments, L.P. Seneca Capital International GP, LLC is the general partner of Seneca Capital International Master Fund, L.P., and Seneca Capital Advisors, LLC is the general partner of Seneca Capital, L.P. The principal business address of Mr. Hirsch, Seneca Capital Investments, LLC, Seneca Capital Investments, L.P., Seneca Capital International GP, LLC, Seneca Capital International Master Fund, L.P., Seneca Capital Advisors, LLC and Seneca Capital, L.P. is c/o Seneca Capital Investments, LP, 590 Madison Avenue, 28th Floor, New York, New York 10022.

As of November 15, 2010, Seneca Capital International Master Fund, L.P. beneficially owned 7,712,100 shares of Dynegy’s common stock, par value $0.01 per share (“Shares”), representing beneficial ownership of approximately 6.4% of the Shares. As of November 15, 2010, Seneca Capital, L.P. beneficially owned 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, and Mr. Hirsch may be deemed to beneficially own 11,226,500 Shares, representing beneficial ownership of approximately 9.3% of the Shares, held in the aggregate by Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. Seneca Capital International GP, LLC may be deemed to beneficially own 7,712,100 Shares, representing beneficial ownership of approximately 6.4% of the Shares, held by Seneca Capital International Master Fund, L.P. Seneca Capital Advisors, LLC may be deemed to beneficially own 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares, held by Seneca Capital, L.P. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch disclaims beneficial ownership of the Shares except to the extent of its or his pecuniary interest therein, and this filing shall not be deemed an admission of beneficial ownership of such Shares for any purpose.

As of November 15, 2010, Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. held European-style call options, providing the right to purchase 1,986,900 and 904,100 shares, respectively at an exercise price of $0.01 per share by delivery of notice of exercise as of April 15, 2011.